                                                                        EX-99.a7

                               AMENDMENT NO. 6 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                        AMERICAN CENTURY MUNICIPAL TRUST

     THIS AMENDMENT NO. 6 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 22nd day of January, 2004 by the Trustees hereunder.

     WHEREAS,  the Trustees have executed an amendment  and  restatement  to the
Agreement and  Declaration of Trust dated March 9, 1998,  amended March 1, 1999,
March 6, 2001,  August 1, 2001,  December 3, 2001,  May 8, 2002 and December 17,
2002;

     AND WHEREAS,  the Board of Trustees have  determined that it is in the best interests of American  Century  Municipal  Trust (the "Trust") to establish an A
Class, B Class and C Class of Arizona  Municipal Bond Fund and Florida Municipal
Bond Fund;

     NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated
Agreement and Declaration of Trust for the Trust is hereby amended,  by deleting the text thereof in its entirety and  inserting in lieu  therefor the Schedule A attached hereto.

     IN WITNESS  WHEREOF,  the Trustees do hereto set their hands as of the 22nd day of January, 2004.

Trustees of the American Century Municipal Trust

/s/ Albert Eisenstat                        /s/ Myron S. Scholes
-----------------------------------         -----------------------------------
Albert Eisenstat                            Myron S. Scholes

/s/ Ronald J. Gilson                        /s/ Kenneth E. Scott
-----------------------------------         -----------------------------------
Ronald J. Gilson                            Kenneth E. Scott

/s/ Kathryn A. Hall                         /s/ John B. Shoven
-----------------------------------         -----------------------------------
Kathryn A. Hall                             John B. Shoven

/s/ William M. Lyons                        /s/ Jeanne D. Wohlers
-----------------------------------         -----------------------------------
William M. Lyons                            Jeanne D. Wohlers

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

 Series                                     Class          Date of Establishment
 ------                                     -----          ---------------------

 Tax-Free Money Market Fund             Investor Class            07/31/1984

 Tax-Free Bond Fund                     Investor Class            07/31/1984
 (formerly Intermediate-Term            Institutional Class       12/17/2002
    Tax-Free Fund)

 High-Yield Municipal Fund              Investor Class            12/15/1997
                                        A Class                   05/08/2002
                                        B Class                   05/08/2002
                                        C Class                   05/01/2001
                                        C Class II                05/08/2002

 Florida Municipal Money Market Fund    Investor Class            04/11/1994

 Florida Municipal Bond Fund            Investor Class            04/11/1994
 (formerly Florida Intermediate-Term    A Class                   02/272004
 Municipal Fund)                        B Class                   02/27/2004
                                        C Class                   02/27/2004

 Arizona Municipal Bond Fund            Investor Class            04/11/1994
 (formerly Arizona Intermediate-Term    A Class                   02/27/2004
 Municipal Fund)                        B Class                   02/27/2004
                                        C Class                   02/27/2004

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.